Exhibit 99.1

Assembly Biosciences to Wind-Down Microbiome Program

Company will prioritize resources to focus on advancement of novel HBV therapeutic portfolio

SOUTH SAN FRANCISCO, Calif., December 8, 2020 (GLOBE NEWSWIRE) -- Assembly Biosciences, Inc. (Nasdaq: ASMB), a clinical-stage biotechnology company developing innovative therapeutics targeting hepatitis B virus (HBV), today announced that it will wind-down its microbiome program, enabling the company to prioritize resources and focus on the advancement of its pipeline of novel core inhibitors for chronic HBV.

“Upon thoughtful consideration of our corporate strategy and strengths, we have made the difficult decision to wind-down our microbiome program in order to fully dedicate our resources and focus toward delivering a new class of novel HBV therapies to patients,” said John McHutchison, AO, MD, Chief Executive Officer and President. “We deeply appreciate the invaluable contributions of the microbiome team, who played an important role in establishing our robust research and manufacturing capabilities at Assembly Bio and were critical to the advancement of the broader scientific community’s understanding of diseases associated with the microbiome.”

While Assembly Bio will continue its ongoing review of potential strategic options for the microbiome program in the interim, absent an alternative, it expects to wind-down the microbiome program on or around January 31, 2021. This decision is not based on any efficacy, safety, or other data related to Assembly Bio’s microbiome programs.

Assembly Bio expects to be well resourced with the personnel and capital to advance its portfolio of HBV candidates, including multiple clinical development programs focused on novel core inhibitor therapies and preclinical programs exploring additional complimentary HBV targets. As of September 30, 2020, the company had cash, cash equivalents, and marketable securities totaling approximately $238M. This cash position is projected to fund planned operations into the second half of 2022.

About Assembly Biosciences

Assembly Biosciences, Inc., is a clinical-stage biotechnology company committed to advancing novel therapeutics to improve treatment options for hepatitis B virus (HBV) worldwide. A pioneer in the development of a new class of potent, oral core inhibitor drug candidates, Assembly Bio’s approach aims to break the complex virus replication cycle of HBV. The company’s scientifically novel HBV program represents a significant advancement in HBV research and, for the first time in 25 years, the potential for new treatment options that could play a critical role in establishing a curative treatment approach. For more information, visit assemblybio.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to materially differ. These risks and uncertainties include: Assembly Bio’s ability to initiate and complete clinical trials involving its HBV therapeutic product candidates in the currently anticipated timeframes; safety and efficacy data from clinical studies may not warrant further development of Assembly Bio’s product candidates; clinical and nonclinical data presented at conferences may not differentiate Assembly Bio’s product candidates from other companies’ candidates; Assembly Bio’s ability to maintain financial resources necessary to continue its clinical trials and fund business operations; any impact that the spread of the coronavirus and resulting COVID-19 pandemic may have on Assembly Bio’s business and operations, including initiation and continuation of its clinical trials or timing of discussions with regulatory authorities; and other risks identified from time to time in Assembly Bio’s reports filed with the U.S. Securities and Exchange Commission (the SEC). You are urged to consider statements that include the words may, will, would, could, should, might, believes, hopes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Assembly Bio intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. More information about Assembly Bio’s risks and uncertainties are more fully detailed under the heading “Risk Factors” in Assembly Bio’s filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, Assembly Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Assembly Biosciences, Inc.

Lauren Glaser

Senior Vice President, Investor Relations and Corporate Affairs

(415) 521-3828

lglaser@assemblybio.com

Media Contact

Sam Brown Inc.

Audra Friis

(917) 519-9577

ASMBMedia@sambrown.com

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